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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF ALLIED HOLDINGS, INC.


The subsidiaries of Allied Holdings, Inc. and the place of incorporation or organization are as follows:

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
Allied Automotive Group, Inc.                                    Georgia
Axis Group, Inc.                                                 Georgia
Allied Systems, Ltd., LP                                         Georgia
Allied Systems (Canada) Company                                  Nova Scotia
Kar-Tainer International, LLC                                    Delaware
GACS Incorporated                                                Georgia
Allied Freight Broker, LLC                                       Delaware
QAT, Inc.                                                        Florida
Terminal Services, LLC                                           Delaware
F.J. Boutell Driveaway, LLC                                      Delaware
RMX, LLC                                                         Delaware
Transport Support, LLC                                           Delaware
Commercial Carriers, Inc.                                        Michigan
Haul Insurance Limited                                           Cayman Islands
AH Industries, Inc.                                              Alberta
Kar-Tainer International Limited                                 Bermuda
Axis Netherlands, LLC                                            Georgia
Axis Areta, LLC                                                  Georgia
Arrendadora de Equipo para el                                    Mexico
  Transporte de Automoviles, s. de R.L.
  de C.V.
Axis Logistica, S. de R.L. de C.V.                               Mexico
Logistic Technology, LLC - Georgia                               Georgia
Logistic Systems, LLC                                            Georgia
Kar-Tainer International (Pty) Ltd.                              South Africa
Axis Canada Company                                              Nova Scotia
CT Services, Inc.                                                Michigan
Cordin Transport, LLC                                            Delaware
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